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                                                                    EXHIBIT 21.1

                           Consolidated Subsidiaries
                              As of March 31, 2002

Infonet Consulting Services Australia Pty. Ltd.                  Australia
Infonet Belgium S.A.                                             Belgium
Infonet N.V./S.A.                                                Belgium
Infonet Services Canada, Inc.                                    Canada
Infonet China Limited                                            China
ESG Communications Incorporated                                  Delaware
IINS, Inc.                                                       Delaware
Infonet Broadband Services Corporation                           Delaware
Infonet Consulting Services, Inc.                                Delaware
Infonet Corporation                                              Delaware
Infonet Global Corporation                                       Delaware
Infonet Government Services, Inc.                                Delaware
Infonet Private Networking Corporation                           Delaware
Infonet Telecommunications Corporation                           Delaware
Infonet USA Corporation                                          Delaware
International Information Services, Inc.                         Delaware
Networks Telephony Corporation                                   Delaware
Infonet France, S.A.                                             France
Infonet Italia S.p.A.                                            Italy
Infonet Luxembourg S.A.                                          Luxembourg
Infonet Servicios de Communicaciones, S.A. de C.V.               Mexico
Infocom Telecom LLC                                              Russia
InfoServAsia Pte. Ltd.                                           Singapore
Infonet Taiwan Co., Ltd.                                         Taiwan
Infonet Telekomunikasyon Hizmetleri A.S.                         Turkey
IBSC Limited                                                     UK
Infonet Consulting Services UK Ltd.                              UK
Infonet Software Solutions UK Limited                            UK
Infonet UK Ltd.                                                  UK